UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2009

Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Tutor Perini Corporation (the “Company”) held on May 28, 2009, the Company’s shareholders approved the 2009 General Incentive Compensation Plan (the “2009 Plan”) and an amendment to the 2004 Stock Option and Incentive Plan (the “2004 Plan”). Summaries of the 2004 Plan and the 2009 Plan are set forth under the respective headings “Proposal 4 - Approval of the Section 162(m) Performance Goals and Annual Grant Limitations Under the 2004 Stock Option and Incentive Plan” and “Proposal 5 - Approval of the 2009 General Incentive Compensation Plan” in the Company’s definitive proxy statement for the annual meeting of shareholders filed with the Securities and Exchange Commission on April 17, 2009 (the “Definitive Proxy Statement”) and are incorporated herein by reference. The summaries of the 2004 Plan and the 2009 Plan are qualified in their entirety by reference to the full texts of the 2004 Plan and the 2009 Plan which were attached to the Definitive Proxy Statement as Annex A and Annex B, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On May 28, 2009, the Company issued a press release announcing that at the annual meeting of shareholders, the shareholders approved the change of the Company’s name from Perini Corporation to Tutor Perini Corporation as well as the other items identified in the Definitive Proxy Statement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	2004 Stock Option and Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Form DEF 14A filed April 17, 2009).
Exhibit 10.2	2009 General Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Form DEF 14A filed April 17, 2009).
Exhibit 99.1	Press Release of Tutor Perini Corporation, dated May 28, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 1, 2009.

TUTOR PERINI CORPORATION

By:	Kenneth R. Burk
Its:	Executive Vice President and
Chief Financial Officer

LIBC/2033910.3 10/25/04